Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS THIRD QUARTER FISCAL 2012 RESULTS

RED BANK, NJ, September 6, 2012 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its third quarter and nine months ended July 31, 2012.

RESULTS FOR THREE AND NINE MONTH PERIODS ENDED JULY 31, 2012:

•
Net income was $34.7 million during the fiscal 2012 third quarter, or $0.25 per common share, compared with a net loss of $50.9 million, or $0.47 per common share, in last year’s third quarter.  This represents an increase of $85.6 million over last year’s net income during the quarter.  Net income in the fiscal 2012 third quarter benefitted from the reversal of $37.0 million of state tax reserves.

•
In the first nine months of fiscal 2012, net income was $18.2 million, or $0.15 per common share, compared with a net loss of $187.7 million, or $1.92 per common share, in the prior year’s first nine months.

•
Total revenues were $387.0 million during the fiscal 2012 third quarter up 35.5% compared with $285.6 million in last year’s third quarter.  In the first nine months of fiscal 2012, total revenues were $998.3 million up 25.8% compared with $793.3 million in the prior year’s first nine months.

•
The dollar value of net contracts, including unconsolidated joint ventures, for the third quarter ended July 31, 2012 increased 31.8% to $507.0 million compared with $384.6 million in the same quarter last year.  The number of net contracts increased 18.8% to 1,541 homes from 1,297 homes in the same quarter last year.

•
For the nine months ended July 31, 2012, the dollar value of net contracts, including unconsolidated joint ventures, increased 43.0% to $1.4 billion compared with $980.7 million in the same period a year ago and the number of net contracts increased 32.7% to 4,395 homes compared with 3,313 homes in the first nine months last year.

•
Homebuilding gross margin percentage, before interest expense included in cost of sales, was 18.2% for the fiscal 2012 third quarter, compared to 15.3% during the third quarter of 2011 and 17.4% in the second quarter of 2012.  For the nine month period ended July 31, 2012, homebuilding gross margin percentage, before interest expense included in cost of sales, was 17.5% compared with 15.6% in the first nine months of 2011.

•
Total SG&A was $48.1 million or 12.4% of total revenues for the three months ended July 31, 2012 compared to $46.5 million or 16.3% of total revenues in the third quarter of the prior year and 13.9% in the second quarter of 2012.  In the first nine months of 2012, total SG&A was $141.6 million or 14.2% of total revenues compared with $153.6 million or 19.4% of total revenues in the same period last year.

•
Consolidated pre-tax land-related charges for the third quarter of fiscal 2012 were $0.7 million compared with $11.4 million in the third quarter of the prior year.  For the nine months ended July 31, 2012, the consolidated pre-tax land-related charges were $7.2 million compared with $41.9 million in last year’s first nine months.

•
Repurchased $2.0 million of unsecured senior notes for $1.5 million in cash and issued approximately 5.4 million shares of Class A common stock in exchange for $21.0 million of unsecured senior notes during the three months ended July 31, 2012, resulting in a $6.2 million gain on extinguishment of debt.

•
Pre-tax loss during the third quarter of 2012 was $1.8 million compared with $55.6 million in the same period of the prior year.  For the nine months ended July 31, 2012, the pre-tax loss was $17.0 million compared with $193.8 million during the first nine months a year ago.

•	The contract cancellation rate, including unconsolidated joint ventures, in the third quarter of 2012 was 21%, compared with 19% during the 2011 third quarter.

•
Contract backlog, as of July 31, 2012, including unconsolidated joint ventures, was 2,452 homes with a sales value of $813.9 million, which was an increase of 41.2% and 42.6%, respectively, compared to July 31, 2011.

•
Deliveries, including unconsolidated joint ventures, were 1,387 homes for the third quarter of fiscal 2012, up 24.7% compared with 1,112 homes in the third quarter of the prior year.  During the nine months ended July 31, 2012, deliveries, including unconsolidated joint ventures, were 3,606 homes compared with 2,971 homes in the first nine months of last year, an increase of 21.4%.

•
The dollar value of net contracts and the number of net contracts, including unconsolidated joint ventures, for the month of August increased 48.7% and 26.0% respectively to $166.8 million compared with $112.2 million and to 484 homes from 384 homes in the same month last year.

•
The valuation allowance was $909.1 million as of July 31, 2012.  The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes.  For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

CASH AND INVENTORY AS OF JULY 31, 2012:

•
During the third quarter of 2012, we entered into a land banking arrangement with GSO Capital Partners LP (“GSO”), the credit arm of The Blackstone Group, for total acquisition and committed future development costs of up to $125 million.  Under this arrangement, we sold 620 of our previously owned lots to GSO for $37.1 million in net cash proceeds with GSO agreeing to fund the remaining development costs, and we have the option to purchase back these finished lots on a quarterly takedown basis.

•
To complete the $125 million land banking arrangement with GSO, we have already identified and GSO is currently evaluating additional land parcels totaling approximately $60 million in acquisition and development costs.

•
After spending $117.6 million during the third quarter of 2012 on land and land development and $1.5 million to repurchase debt, homebuilding cash increased $23.1 million from the second quarter to $252.1 million, as of July 31, 2012, including $32.8 million of restricted cash required to collateralize letters of credit.

•	As of July 31, 2012, the land position, including unconsolidated joint ventures, was 29,089 lots, consisting of 10,597 lots under option and 18,492 owned lots.

COMMENTS FROM MANAGEMENT:

“Despite a continuing weak United States economy, the dollar amount of our net contracts reflected strong year-over-year increases of 43% and 32% for our first nine months and the third quarter of fiscal 2012, respectively, as compared to the same periods in fiscal 2011.  Unlike the past few years, the market for new homes has been resilient through both the spring selling season and throughout the summer months this year. We believe the housing market’s recent overall strength and our significantly improved sales pace this year indicates that the market for new homes has bounced off the bottom and is already in a period of gradual recovery.  Additionally, we are encouraged with the progress we made in our operating metrics, particularly with the 290 basis point year-over-year improvement in our gross margin and the 390 basis point reduction in total SG&A as a percentage of total revenues during the third quarter,” commented Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer.

“Since the end of fiscal 2008, we have reduced our total indebtedness by $1.1 billion, including a $23 million reduction during our third quarter of fiscal 2012 and a $169 million reduction year to date.  Increasing our third quarter homebuilding cash balance to $252 million while investing $118 million in land and land development, demonstrated that we can maintain our liquidity while simultaneously buying land for future growth.  As our operating results improve further, we will continue to opportunistically take steps to better position our balance sheet,” concluded Mr. Hovnanian.

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2012 third quarter financial results conference call at 11:00 a.m. E.T. on Thursday, September 6, 2012.  The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Website at http://www.khov.com.  For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Website at http://www.khov.com.  The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES®, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey.  The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia.  The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Matzel & Mumford, Brighton Homes, Parkwood Builders, Town & Country Homes and Oster Homes.  As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2011 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs, expenses associated with debt exchange offer and (gain) loss on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures.  The most directly comparable GAAP financial measure is net income (loss).  The reconciliation of EBIT, EBITDA and Adjusted EBITDA to net income (loss) is presented in a table attached to this earnings release.

Loss Before Income Taxes Excluding Land-Related Charges, Expenses Associated with Debt Exchange Offer and (Gain) Loss on Extinguishment of Debt is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is Loss Before Income Taxes.  The reconciliation of Loss Before Income Taxes Excluding Land-Related Charges, Expenses Associated with Debt Exchange Offer and (Gain) Loss on Extinguishment of Debt to Loss Before Income Taxes is presented in a table attached to this earnings release.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “forward-looking statements.” Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions and impacts of the sustained homebuilding downturn, (2) adverse weather and other environmental conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) the Company's sources of liquidity, (14) changes in credit ratings, (15) availability of net operating loss carryforwards, (16) operations through joint ventures with third parties, (17) product liability litigation, warranty claims and claims by mortgage investors, (18) successful identification and integration of acquisitions, (19) significant influence of the Company’s controlling stockholders, (20) changes in tax laws affecting the after-tax costs of owning a home, (21) geopolitical risks, terrorist acts and other acts of war, and (22) other factors described in detail in the Company’s Annual Report on Form 10-K for the year ended October 31, 2011 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2012. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

 (Financial Tables Follow)

Hovnanian Enterprises, Inc.
July 31, 2012
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share Data)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Total Revenues	$387,011	$285,618	$998,309	$793,282
Costs and Expenses (a)	395,910	337,547	1,075,640	977,588
Gain (Loss) on Extinguishment of Debt	6,230	(1,391)	57,966	(3,035)
Gain (Loss) from Unconsolidated Joint Ventures	852	(2,255)	2,324	(6,479)
Loss Before Income Taxes	(1,817)	(55,575)	(17,041)	(193,820)
Income Tax Benefit	(36,493)	(4,645)	(35,254)	(6,081)
Net Income (Loss)	$34,676	$(50,930)	$18,213	$(187,739)

Per Share Data:
Basic:
Income (Loss) Per Common Share	$0.25	$(0.47)	$0.15	$(1.92)
Weighted Average Number of
Common Shares Outstanding (b)	138,472	108,721	121,357	97,648
Assuming Dilution:
Income (Loss) Per Common Share	$0.25	$(0.47)	$0.15	$(1.92)
Weighted Average Number of
Common Shares Outstanding (b)	138,552	108,721	121,380	97,648

(a) Includes inventory impairment loss and land option write-offs.
(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
July 31, 2012
Reconciliation of Loss Before Income Taxes Excluding Land-Related
Charges, Expenses Associated with the Debt Exchange Offer and
(Gain) Loss on Extinguishment of Debt to Loss Before Income Taxes
(Dollars in Thousands)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Loss Before Income Taxes	$(1,817)	$(55,575)	$(17,041)	$(193,820)
Inventory Impairment Loss and Land Option Write-Offs	689	11,426	7,230	41,876
Expenses Associated with the Debt Exchange Offer	-	-	4,683	-
(Gain) Loss on Extinguishment of Debt	(6,230)	1,391	(57,966)	3,035
Loss Before Income Taxes Excluding
Land-Related Charges, Expenses Associated with the Debt Exchange Offer and (Gain) Loss on Extinguishment of Debt (a)	$(7,358)	$(42,758)	$(63,094)	$(148,909)

(a) Loss Before Income Taxes Excluding Land-Related Charges, Expenses Associated with the Debt Exchange Offer, and (Gain) Loss on Extinguishment of Debt is a non-GAAP Financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes.

Hovnanian Enterprises, Inc.
July 31, 2012
Gross Margin
(Dollars in Thousands)
	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Sale of Homes	$371,481	$276,479	$936,305	$759,338
Cost of Sales, Excluding Interest (a)	303,760	234,129	772,368	640,507
Homebuilding Gross Margin, Excluding Interest	67,721	42,350	163,937	118,831
Homebuilding Cost of Sales Interest	14,178	14,222	34,829	41,671
Homebuilding Gross Margin, Including Interest	$53,543	$28,128	$129,108	$77,160

Gross Margin Percentage, Excluding Interest	18.2%	15.3%	17.5%	15.6%
Gross Margin Percentage, Including Interest	14.4%	10.2%	13.8%	10.2%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Land Sales	$1,823	$174	$28,737	$8,217
Cost of Sales, Excluding Interest (a)	1,418	127	21,800	5,642
Land Sales Gross Margin, Excluding Interest	405	47	6,937	2,575
Land Sales Interest	120	-	5,262	2,133
Land Sales Gross Margin, Including Interest	$285	$47	$1,675	$442

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.
July 31, 2012
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(Dollars in Thousands)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Net Income (Loss)	$34,676	$(50,930)	$18,213	$(187,739)
Income Tax Benefit	(36,493)	(4,645)	(35,254)	(6,081)
Interest Expense	38,888	39,429	112,732	117,883
EBIT (a)	37,071	(16,146)	95,691	(75,937)
Depreciation	1,494	2,602	4,711	7,167
Amortization of Debt Costs	912	1,080	2,808	2,937
EBITDA (b)	39,477	(12,464)	103,210	(65,833)
Inventory Impairment Loss and Land Option Write-offs	689	11,426	7,230	41,876
Expenses Associated with Debt Exchange Offer	-	-	4,683	-
(Gain) Loss on Extinguishment of Debt	(6,230)	1,391	(57,966)	3,035
Adjusted EBITDA (c)	$33,936	$353	$57,157	$(20,922)

Interest Incurred	$39,477	$40,051	$110,315	$117,773

Adjusted EBITDA to Interest Incurred	0.86	0.01	0.52	(0.18)

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBIT represents earnings before interest expense and income taxes.
(b) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income (loss). Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs, expenses associated with debt exchange offer, and (gain) loss on extinguishment of debt.

Hovnanian Enterprises, Inc.
July 31, 2012
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$118,435	$135,556	$121,441	$136,288
Plus Interest Incurred	39,477	40,051	110,315	117,773
Less Interest Expensed	38,888	39,429	112,732	117,883
Interest Capitalized at End of Period (a)	$119,024	$136,178	$119,024	$136,178

(a) The Company incurred significant inventory impairments in recent years, which are determined based on total inventory including capitalized interest. However, the capitalized interest amounts are shown on a gross basis before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	July 31, 2012	October 31, 2011
	(Unaudited)	(1)
ASSETS

Homebuilding:
Cash and cash equivalents	$219,326	$244,356

Restricted cash	48,143	73,539

Inventories:
Sold and unsold homes and lots under development	708,343	720,149

Land and land options held for future development or sale	213,482	245,529

Consolidated inventory not owned:
Specific performance options	-	2,434
Other options	82,203	-

Total consolidated inventory not owned	82,203	2,434

Total inventories	1,004,028	968,112

Investments in and advances to unconsolidated joint ventures	59,680	57,826

Receivables, deposits, and notes	61,142	52,277

Property, plant, and equipment – net	49,674	53,266

Prepaid expenses and other assets	65,222	67,698

Total homebuilding	1,507,215	1,517,074

Financial services:
Cash and cash equivalents	14,644	6,384
Restricted cash	9,020	4,079
Mortgage loans held for sale	91,353	72,172
Other assets	2,611	2,471

Total financial services	117,628	85,106

Total assets	$1,624,843	$1,602,180

(1)  Derived from the audited balance sheet as of October 31, 2011.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share Amounts)

	July 31, 2012	October 31, 2011
	(Unaudited)	(1)
LIABILITIES AND EQUITY

Homebuilding:
Nonrecourse land mortgages	$44,586	$26,121
Accounts payable and other liabilities	299,011	303,633
Customers’ deposits	25,143	16,670
Nonrecourse mortgages secured by operating properties	19,024	19,748
Liabilities from inventory not owned	69,797	2,434

Total homebuilding	457,561	368,606

Financial services:
Accounts payable and other liabilities	21,696	14,517
Mortgage warehouse line of credit	78,208	49,729

Total financial services	99,904	64,246

Notes payable:
Senior secured notes	967,871	786,585
Senior notes	458,607	802,862
TEU senior subordinated amortizing notes	7,004	13,323
Accrued interest	31,405	21,331

Total notes payable	1,464,887	1,624,101

Income taxes payable	6,692	41,829

Total liabilities	2,029,044	2,098,782

Equity:
Hovnanian Enterprises, Inc. stockholders’ equity deficit:
Preferred stock, $.01 par value - authorized 100,000 shares; issued 5,600 shares with a liquidation preference of $140,000 at July 31, 2012 and at October 31, 2011	135,299	135,299
Common stock, Class A, $.01 par value – authorized 200,000,000 shares; issued 129,385,707 shares at July 31, 2012 and 92,141,492 shares at October 31, 2011 (including 11,760,763 and 11,694,720 shares at July 31, 2012 and October 31, 2011, respectively, held in Treasury)	1,294	921
Common stock, Class B, $.01 par value (convertible to Class A at time of sale) authorized 30,000,000 shares; issued 15,351,601 shares at July 31, 2012 and 15,252,212 shares at October 31, 2011 (including 691,748 shares at July 31, 2012 and October 31, 2011 held in Treasury)	154	153
Paid in capital - common stock	665,443	591,696
Accumulated deficit	(1,091,293)	(1,109,506)
Treasury stock - at cost	(115,360)	(115,257)

Total Hovnanian Enterprises, Inc. stockholders’ equity deficit	(404,463)	(496,694)

Noncontrolling interest in consolidated joint ventures	262	92

Total equity deficit	(404,201)	(496,602)

Total liabilities and equity	$1,624,843	$1,602,180

(1) Derived from the audited balance sheet as of October 31, 2011.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands Except Per Share Data)
(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2012	2011	2012	2011
Revenues:
Homebuilding:
Sale of homes	$371,481	$276,479	$936,305	$759,338
Land sales and other revenues	4,743	1,289	36,014	13,695
Total homebuilding	376,224	277,768	972,319	773,033
Financial services	10,787	7,850	25,990	20,249
Total revenues	387,011	285,618	998,309	793,282

Expenses:
Homebuilding:
Cost of sales, excluding interest	305,178	234,256	794,168	646,149
Cost of sales interest	14,298	14,222	40,091	43,804
Inventory impairment loss and land option write-offs	689	11,426	7,230	41,876
Total cost of sales	320,165	259,904	841,489	731,829
Selling, general and administrative	36,230	34,900	104,609	114,944
Total homebuilding expenses	356,395	294,804	946,098	846,773
Financial services	6,111	5,547	16,651	16,194
Corporate general and administrative	11,913	11,648	36,961	38,609
Other interest	24,590	25,207	72,641	74,079
Other operations (income) expense	(3,099)	341	3,289	1,933
Total expenses	395,910	337,547	1,075,640	977,588
Gain (loss) on extinguishment of debt	6,230	(1,391)	57,966	(3,035)
Income (loss) from unconsolidated joint ventures	852	(2,255)	2,324	(6,479)
(Loss) before income taxes	(1,817)	(55,575)	(17,041)	(193,820)
State and federal income tax (benefit) provision:
State	(36,563)	(4,642)	(35,461)	(4,349)
Federal	70	(3)	207	(1,732)
Total income taxes	(36,493)	(4,645)	(35,254)	(6,081)
Net income (loss)	$34,676	$(50,930)	$18,213	$(187,739)

Per share data:
Basic:
Income (loss) per common share	$0.25	$(0.47)	$0.15	$(1.92)
Weighted-average number of common shares outstanding	138,472	108,721	121,357	97,648
Assuming dilution:
Income (loss) per common share	$0.25	$(0.47)	$0.15	$(1.92)
Weighted-average number of common shares outstanding	138,552	108,721	121,380	97,648

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)

		Communities Under Development Three Months - July 31, 2012
		Net Contracts Three Months Ending Jul 31,			Deliveries Three Months Ending Jul 31,			Contract Backlog Jul 31,
		2012	2011	% Change	2012	2011	% Change	2012	2011	% Change
Northeast
(includes unconsolidated	Home	160	182	(12.1)%	206	157	31.2%	322	380	(15.3)%
joint ventures)	Dollars	$82,295	$81,525	0.9%	$104,403	$74,598	40.0%	$155,056	$173,073	(10.4)%
	Avg. Price	$514,341	$447,940	14.8%	$506,811	$475,146	6.7%	$481,540	$455,455	5.7%
Mid-Atlantic
(includes unconsolidated	Home	189	190	(0.5)%	223	157	42.0%	438	336	30.4%
joint ventures)	Dollars	$82,805	$76,603	8.1%	$92,484	$60,205	53.6%	$189,875	$138,187	37.4%
	Avg. Price	$438,124	$403,174	8.7%	$414,726	$383,471	8.2%	$433,505	$411,271	5.4%
Midwest
(includes unconsolidated	Home	208	136	52.9%	160	110	45.5%	538	322	67.1%
joint ventures)	Dollars	$53,425	$29,953	78.4%	$36,688	$24,169	51.8%	$123,274	$65,938	87.0%
	Avg. Price	$256,853	$220,243	16.6%	$229,294	$219,718	4.4%	$229,133	$204,776	11.9%
Southeast
(includes unconsolidated	Home	175	148	18.2%	121	83	45.8%	310	191	62.3%
joint ventures)	Dollars	$45,783	$36,360	25.9%	$30,305	$20,751	46.0%	$80,384	$49,489	62.4%
	Avg. Price	$261,615	$245,676	6.5%	$250,455	$250,012	0.2%	$259,304	$259,105	0.1%
Southwest
(includes unconsolidated	Home	614	482	27.4%	529	461	14.8%	635	396	60.4%
joint ventures)	Dollars	$166,120	$113,370	46.5%	$139,407	$107,861	29.2%	$180,660	$107,686	67.8%
	Avg. Price	$270,553	$235,207	15.0%	$263,529	$233,972	12.6%	$284,505	$271,934	4.6%
West
(includes unconsolidated	Home	195	159	22.6%	148	144	2.8%	209	111	88.3%
joint ventures)	Dollars	$76,522	$46,761	63.6%	$57,498	$46,504	23.6%	$84,677	$36,436	132.4%
	Avg. Price	$392,421	$294,093	33.4%	$388,500	$322,944	20.3%	$405,150	$328,252	23.4%
Grand Total
(includes unconsolidated	Home	1,541	1,297	18.8%	1,387	1,112	24.7%	2,452	1,736	41.2%
joint ventures)	Dollars	$506,950	$384,572	31.8%	$460,785	$334,088	37.9%	$813,926	$570,809	42.6%
	Avg. Price	$328,974	$296,509	10.9%	$332,217	$300,439	10.6%	$331,944	$328,807	1.0%
Consolidated Total
(excludes unconsolidated	Home	1,382	1,169	18.2%	1,212	993	22.1%	2,132	1,469	45.1%
joint ventures)	Dollars	$423,396	$332,307	27.4%	$371,481	$276,479	34.4%	$674,159	$467,571	44.2%
	Avg. Price	$306,365	$284,266	7.8%	$306,502	$278,428	10.1%	$316,210	$318,292	(0.7)%
Unconsolidated
Joint Ventures	Home	159	128	24.2%	175	119	47.1%	320	267	19.9%
	Dollars	$83,554	$52,265	59.9%	$89,304	$57,609	55.0%	$139,767	$103,238	35.4%
	Avg. Price	$525,494	$408,320	28.7%	$510,309	$484,109	5.4%	$436,770	$386,659	13.0%
DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE) (UNAUDITED)

					Communities Under Development
		Nine Months - July 31, 2012
		Net Contracts			Deliveries			Contract
		Nine Months Ending			Nine Months Ending			Backlog
		Jul 31,			Jul 31,			Jul 31,
		2012	2011	% Change	2012	2011	% Change	2012	2011	% Change
Northeast
(includes unconsolidated	Home	472	468	0.9%	516	399	29.3%	322	380	(15.3)%
joint ventures)	Dollars	$239,378	$211,597	13.1%	$255,705	$188,270	35.8%	$155,056	$173,073	(10.4)%
	Avg. Price	$507,157	$452,130	12.2%	$495,552	$471,855	5.0%	$481,540	$455,455	5.7%
Mid-Atlantic
(includes unconsolidated	Home	625	479	30.5%	557	405	37.5%	438	336	30.4%
joint ventures)	Dollars	$263,575	$184,491	42.9%	$227,540	$153,112	48.6%	$189,875	$138,187	37.4%
	Avg. Price	$421,720	$385,159	9.5%	$408,508	$378,054	8.1%	$433,505	$411,271	5.4%
Midwest
(includes unconsolidated	Home	638	361	76.7%	400	325	23.1%	538	322	67.1%
joint ventures)	Dollars	$148,245	$78,832	88.1%	$92,140	$67,617	36.3%	$123,274	$65,938	87.0%
	Avg. Price	$232,360	$218,371	6.4%	$230,350	$208,052	10.7%	$229,133	$204,776	11.9%
Southeast
(includes unconsolidated	Home	484	334	44.9%	342	231	48.1%	310	191	62.3%
joint ventures)	Dollars	$122,269	$81,812	49.5%	$85,326	$55,544	53.6%	$80,384	$49,489	62.4%
	Avg. Price	$252,622	$244,946	3.1%	$249,491	$240,450	3.8%	$259,304	$259,105	0.1%
Southwest
(includes unconsolidated	Home	1,667	1,283	29.9%	1,363	1,224	11.4%	635	396	60.4%
joint ventures)	Dollars	$436,508	$303,166	44.0%	$344,844	$292,427	17.9%	$180,660	$107,686	67.8%
	Avg. Price	$261,852	$236,295	10.8%	$253,004	$238,911	5.9%	$284,505	$271,934	4.6%
West
(includes unconsolidated	Home	509	388	31.2%	428	387	10.6%	209	111	88.3%
joint ventures)	Dollars	$192,723	$120,845	59.5%	$149,520	$111,802	33.7%	$84,677	$36,436	132.4%
	Avg. Price	$378,630	$311,456	21.6%	$349,346	$288,894	20.9%	$405,150	$328,252	23.4%
Grand Total
(includes unconsolidated	Home	4,395	3,313	32.7%	3,606	2,971	21.4%	2,452	1,736	41.2%
joint ventures)	Dollars	$1,402,698	$980,743	43.0%	$1,155,075	$868,772	33.0%	$813,926	$570,809	42.6%
	Avg. Price	$319,158	$296,029	7.8%	$320,320	$292,417	9.5%	$331,944	$328,807	1.0%
Consolidated Total
(excludes unconsolidated	Home	3,848	3,007	28.0%	3,144	2,737	14.9%	2,132	1,469	45.1%
joint ventures)	Dollars	$1,138,104	$851,361	33.7%	$936,305	$759,338	23.3%	$674,159	$467,571	44.2%
	Avg. Price	$295,765	$283,126	4.5%	$297,807	$277,434	7.3%	$316,210	$318,292	(0.7)%
Unconsolidated
Joint Ventures	Home	547	306	78.8%	462	234	97.4%	320	267	19.9%
	Dollars	$264,594	$129,382	104.5%	$218,770	$109,434	99.9%	$139,767	$103,238	35.4%
	Avg. Price	$483,718	$422,817	14.4%	$473,528	$467,667	1.3%	$436,770	$386,659	13.0%
DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.